UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2011

WIN GLOBAL MARKETS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel	67891
(Address of principal executive offices)	(Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4, 2011, the registrant entered into a securities purchase agreement (the "SPA") with HV Markets Limited (the “Investor”), effective December 1, 2011, pursuant to which the registrant agreed to sell to the Investor an aggregate of 12,500,000 shares of restricted common stock (the "Investor's Shares") at a price of $0.10 per share and agreed to issue a warrant to purchase 6,250,000 shares of common stock (the "Warrant"), at exercise prices per share of $0.10.  No separate consideration will be paid for the Warrant. The Warrant will be exercisable on or after June 21, 2012 until five years from the date of issuance thereof. The SPA provides the Investor with the right to designate a board member to the registrant’s board of directors.

The aggregate net proceeds from the sale of the Investor's Shares and the issuance of the Warrant will be $1,250,000, with $550,000 of such proceeds having been received by the registrant, and the remainder to be received at closing. The closing is scheduled to take place on December 22, 2011.  A copy of the form of Warrant and the SPA are attached as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Warrant and the SPA is a summary only and is qualified in its entirety by reference to Exhibit 4.1 and Exhibit 10.1, respectively.

The securities offered and to be sold under the SPA have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute any offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 6, 2011, the registrant's board of directors appointed Shahar Ben Moshe, age 30, as Chief Financial Officer, effective December 8, 2011 and until Mr. Ben Moshe or the Employer (as defined below) provide written notice of termination of employment. Mr. Ben Moshe will be replacing Shlomi Zedkia, the registrant’s current Chief Financial Officer. Mr. Zedkia will continue working with the registrant in an advisory capacity to assist in the Chief Financial Officer transition.

Mr. Ben Moshe had been employed by PricewaterhouseCoopers LLP (“PWC”) as a supervisor since 2007 and until he assumed his position as Chief Financial Officer with the registrant.  Prior to his employment with PWC, Mr. Ben Moshe attended the Ruppin Academic Center where he graduated magna cum laude in Accounting and Economics.

Mr. Ben Moshe will be employed pursuant to an employment agreement (the “Employment Agreement”) with the registrant's wholly-owned Israeli subsidiary, Win Gaming Media (Israel) Ltd. (the "Employer").  Pursuant to the Employment Agreement, Mr. Ben Moshe’s monthly salary shall equal a gross amount of (a) NIS 15,000 during the first 90 days of employment, (b) NIS 16,500 beginning on the 91st day of employment through the end of the 6th month of employment and (c) NIS 18,000 after 6 months of employment.

The Employer further agreed to grant Mr. Ben Moshe, following three months of employment (the “Effective Date”), an option to purchase 400,000 shares of the registrant's common stock at exercise prices of $0.10 per share (the “Options”), vesting over a period of 36 months as of the Effective Date (the "Vesting Period") in accordance with the following vesting schedule, provided that Mr. Ben Moshe remains an employee of the Employer at the end of each relevant vesting period.  The Options shall vest on a three-month basis, as of the lapse of three months following the Effective Date and until the lapse of the Vesting Period, in 12 installments, each of which shall be equal to 1/12 of the total number of Options.  The Options were granted pursuant to the registrant’s 2004 Global Share Option Plan and expire five years from the date of grant.

A copy of the Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Ben Moshe is a summary only and is qualified in its entirety by reference to Exhibit 10.2.

On December 6, 2011, Niv Zilberstein and Steve Baker announced that they will be resigning from their positions as directors of the registrant, effective December 31, 2011.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

4.1	Form of Common Stock Purchase Warrant issued by the registrant.

10.1	Regulation S Securities Purchase Agreement for Common Stock and Warrants of the registrant.

10.2	Employment Agreement, dated December 8, 2011, between Win GamingMedia (Israel) Ltd. and Shahar Ben Moshe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIN GLOBAL MARKETS, INC. (registrant)

	By:	/s/ Shimon Citron
Date: December 8, 2011		Shimon Citron
Chief Executive Officer